Exhibit 10.1

May 13, 2013

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA 20190

Re: NII Holdings, Inc. Change of Control Severance Plan

Dear Sirs:

Pursuant to an Offer Letter (the “Offer Letter”) from NII Holdings, Inc. (the “Company”) dated April 30, 2013, I am eligible to receive certain benefits as a “Covered Employee” under the Company's Change of Control Severance Plan (the “Plan”).

This letter sets forth my agreement, effective as of the date hereof, to irrevocably waive my right to receive any gross-up payments pursuant to Section 5(f) of the Plan, which provides for gross-up payments if any excise taxes are imposed under Section 4999 of the Internal Revenue Code. This waiver is voluntary and, except as provided herein, all other terms and rights under the Offer Letter and the Plan will remain in full force and effect.

Very truly yours,

/s/ Steven M. Shindler
Steven M. Shindler
Chairman and Chief Executive Officer

Agreed and Accepted,

/s/ Gary D. Begeman
Gary D. Begeman
Executive Vice President, General Counsel
And Secretary